Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 14, 2013 (June 27, 2013 as to Note 17), relating to the consolidated financial statements of FireEye, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

August 2, 2013